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                                                                 [LOGO] JPMorgan

JPMorgan Chase Bank
P.O. Box 161
60 Victoria Embankment
London EC4Y OJP, England

                                                               February 26, 2003

Centro Distribuidor de Cemento S.A. de C.V.
Avenida Constitucion 444 Pte.
Monterrey, Nuevo Leon
C.P. 64000
Mexico

Attn: Gustavo Calvo
Tel: 5281-8328-7268
Fax: 5281-8328-3718

Re: Revised Transaction. This Confirmation supersedes and replaces all prior Confirmations between the parties hereto with respect to the Transaction referenced below, as of the date first referenced above.

Original Transaction: 2053128 (Trade Ref: 6603713)
Previous Transaction Deal Ref: 2075421 (Trade Ref: 6629374)
Extended Transaction Deal Ref: 2119029 (Trade Ref: 8366744)

Dear Sir:

          The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Share Transaction entered into between JPMorgan Chase Bank ("JPMorgan") and Centro Distribuidor de Cemento S.A. de C.V. ("Counterparty" and together with JPMorgan, the "Parties") on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

          The definitions and provisions contained in the 2000 ISDA Definitions (the "Swap Definitions") and in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions", and together with the Swap Definitions, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc. ("ISDA") are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will prevail. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. References herein to a "Swap Transaction" shall be deemed to be references to a "Transaction" for the purposes of the Equity Definitions.

     1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of June 12, 1998, as amended and supplemented from time to time (the "Agreement"), between us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

     2. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

     Trade Date:                   February 27, 2001

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Deal Ref: 270WC02119029   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                            F.L.

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                                                                 [LOGO] JPMorgan

     Shares: The American Depository Receipts representing 5 "CPO" shares of Cemex S.A. de C.V. (the "Issuer") (Exchange identifier: "CX")

     Number of Shares:             1,231,924

     Strike Price:                 USD 36,6726

     Exchange:                     The New York Stock Exchange

     Related Exchange(s):          The principal exchange with respect to
                                   options contracts or futures contracts, if any, on the Shares.

     Valuation:

     Valuation Date:               January 30, 2006. Any reference in Section
                                   4.2 of the Equity Definitions to an Exercise
                                   Date shall be deemed to be a reference to January 30, 2006 for the purpose of this Transaction.

     Settlement Terms:

     Cash Settlement:              Applicable, Subject to the Physical
                                   Settlement provision in Section 7(a) herein.
                                   On the Cash Settlement Payment Date, the Cash
                                   Settlement Amount shall be payable in
                                   immediately available funds by JPMorgan to the Counterparty if the Strike Price
                                   Differential is a positive number or by the Counterparty to JPMorgan if the Strike Price
                                   Differential is a negative number as follows:

     Cash Settlement Amount:       An amount in USD as determined by the
                                   Calculation Agent in accordance with the following formula provided that if the Strike
                                   Price Differential is a negative number, then the Cash Settlement Amount shall be equal to the absolute value of that amount:

                                     Cash             Number       Strike Price
                                     Settlement   =   of       x   Differential
                                     Amount           Shares

     Strike Price Differential:    A number (which may be negative) equal to the
                                   Settlement Price minus the Strike Price.

     Settlement Price:             The official closing price per each "CPO"
                                   share of the Issuer ("CEMEXCP MM") quoted by the Mexican Stock Exchange (Bolsa Mexicana de
                                   Valores) on the Valuation Date multiplied by 5, divided by the Spot Exchange Rate.

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Deal Ref: 270WC02119029   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                            F.L.

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                                                                 [LOGO] JPMorgan

     Spot Exchange Rate:           The freely available commercial exchange rate
                                   of Mexican Pesos ("MXN") into 1 U.S. Dollar
                                   ("USD") on the Valuation Date for spot
                                   delivery expressed to 5 decimal places as determined by the Calculation Agent based on the prevailing rates in the foreign exchange markets.

     Valuation Time:               At the close of trading on the Exchange.

     Cash Settlement Payment
     Date:                         Two (2) Currency Business Days following the
                                   Valuation Date.

     Adjustments:

     Method of Adjustment:         Calculation Agent Adjustment

     Extraordinary Events:

     Consequences of Merger
     Events:

     (a) Share-for-Share:          Alternative Obligation

     (b) Share-for-Other:          Cancellation and Payment

     (c) Share-for-Combined:       Cancellation and Payment

     Nationalization or
     Insolvency:                   Cancellation and Payment

     3. Credit Support Documents: In accordance with the Credit Support Annex executed between JPMorgan and the Counterparty.

     4. Calculation Agent:         JPMorgan

     5. Account Details:

          (a)  Account for payments to JPMorgan:

               JPMorgan Chase Bank
               SWIFT: CHASUS33
               Account No. 0010962009
               Favor: JPMorgan Chase Bank, London

          (b)  Account for payments to Counterparty:

               Please advise

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Deal Ref: 270WC02119029   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                            F.L.

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                                                                 [LOGO] JPMorgan

     6. Offices:

          (a) The Office of JPMorgan for the Transaction is:

               JPMorgan Chase Bank
               P.O. Box 161
               60 Victoria Embankment
               London EC4Y OJP, England

          For Notices with respect to this Transaction:

               J.P. Morgan Securities Inc.
               277 Park Avenue, 11th Floor
               New York, NY 10172-3401
               Attn: Equity Derivatives Group

               Documentation contact: Francisco Lopez
               Equity Derivatives Group
               Tel: (212) 622-5717
               Fax: (212) 622-8519

          (b) The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

     7. Other Provisions:

          (a) Physical Settlement. Counterparty shall have the right but not the obligation to physically settle the Transaction in the manner and procedure prescribed in Article 6 of the Equity Definitions relating to the Physical Settlement of Options. If Counterparty elects such right, irrevocable oral telephonic notice specifying that Physical Settlement applies to the Transaction must be given to JPMorgan (see Section 6 for contact details) between the hours of 9:00 a.m. and 4:00 p.m. (local time in New York) on any Exchange Business Day prior to the Expiration Date ("Notice of Exercise"). Upon Notice of Exercise, the Counterparty will execute and deliver a written confirmation confirming the substance of that Notice of Exercise within one Exchange Business Day of that Notice of Exercise. Failure to provide such written confirmation will not affect the validity of that oral notice. If Notice of Exercise is given after 4:00 p.m. (local time in New York) on any Exchange Business Day, then that Notice of Exercise will be deemed delivered on the next following Exchange Business Day, if any. Upon Notice of Exercise, the Settlement Terms and Valuation terms and provisions set forth in Section 2 of this Confirmation shall be superseded and replaced by the following:

        Settlement Terms:

           Physical Settlement:    Applicable. On the relevant Settlement Date
                                   the Counterparty shall pay to JPMorgan the Settlement Price and JPMorgan shall deliver to the Counterparty the Number of Shares to be Delivered. Such payment and such delivery will be made on the relevant Settlement Date through the relevant Clearance System and, if possible through the relevant Clearance
                                   System, will be made on a delivery versus payment basis.

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Deal Ref: 270WC02119029   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                            F.L.

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                                                                 [LOGO] JPMorgan

               Settlement
               Currency:           USD

               Number of Shares
               to be Delivered:    1,231,924

               Failure to
               Deliver:            Applicable

               Account for
               Delivery of
               Shares:             Please advise


          (b) Additional Agreement for Discharge of Delivery Obligations.

          JPMorgan (the "Designator") may designate any of its Affiliates (the "Designee") to deliver or take delivery, as the case may be, and otherwise perform it's obligations to deliver or take delivery, as the case may be, in respect of this Transaction and the Designee may assume such obligations. Such designation shall not relieve the Designator of any of its obligations hereunder.

If the Designee shall have performed the obligations of the Designator hereunder, then the Designator shall be discharged of its obligations to the other party to the extent of such performance.

          (c) Dividends: If the Shares shall have gone ex-dividend with respect to a cash dividend on any date (such date the "Ex-Dividend Date") from, but excluding, the Trade Date to, and including, the Valuation Date, JPMorgan shall pay to Counterparty, on the date such dividend is paid or, in the event that such dividend is paid after the Valuation Date, the Cash Settlement Payment Date, the net U.S. Dollar amount (after giving effect to any withholding or any other tax applicable at the time at which such cash dividend is paid or if not paid to be paid (as of the Ex-Dividend Date)) of such cash dividend paid or to be paid with respect to one Share where the "Valuation Date" is the Ex-Dividend Date, multiplied by the Number of Shares, excluding, however, special cash dividends to the extent that such special cash dividends have an effect on the price of the Shares on the Exchange, all as calculated and announced by the Issuer.

          (d) The Counterparty represents and warrants that it nor any of its affiliates is in possession of any material non- public information with respect to the Shares at the time of entering into this Transaction.

          (e) Counterparty agrees that if Physical Settlement is elected, as specified in Section 7(a) herein, all conversion costs will be borne by the Counterparty.

          (f) No Reliance. Each party represents that (i) it is entering into the Transaction evidenced hereby as principal (and not as agent or in any other capacity); (ii) the other party is not acting as a fiduciary for it; (iii) it is not relying upon any representations except those expressly set forth in the Agreement or this Confirmation; (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the other party; and (v) it is entering into this Transaction with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

--------------------------------------------------------------------------------
Deal Ref: 270WC02119029   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                            F.L.

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                                                                 [LOGO] JPMorgan

          (g) Each party agrees and acknowledges that (i) J.P. Morgan Securities Inc., an affiliate of JPMorgan ("JPMSI"), has acted solely as agent and not as principal with respect to this Transaction and (ii) JPMSI has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party's obligations under this Transaction.

          (h) Share De-listing Event: If at any time during the period from and including the Trade Date, to and including the Valuation Date, the Shares cease to be listed on the Exchange for any reason (other than a Merger Event) and are not immediately re-listed as of the date of such de-listing on another exchange in the same jurisdiction as the Exchange (the "Successor Exchange"), then Cancellation and Payment shall apply, and the date of the de-listing shall be deemed the date of termination for purposes of calculating any payment due from one party to the other in connection with the cancellation of this Transaction. If the Shares are immediately re-listed on a Successor Exchange upon their de-listing from the Exchange, this Transaction shall continue in full force and effect, provided that the Successor Exchange shall be deemed to be the Exchange for all purposes hereunder. In addition, the Calculation Agent shall make any adjustments it deems necessary to the terms of the Transaction in accordance with Calculation Agent Adjustment method as defined under Section 9.1(c) of the 1996 ISDA Equity Definitions.

          (i) Restructuring Payment: Counterparty and JPMorgan agreed that effective February 26, 2003 the following Transactions entered into between the parties bearing JPMorgan's reference numbers 2170973, 2160007, 2119032, 2119029, 2119030, and 2280978 the terms Number of Shares and Strike Price have been amended as evidenced in the amended Confirmations dated February 26, 2003 for such Transactions. In respect of such amended terms, JPMorgan is due to pay the Counterparty an amount equal to USD 807,531.91 for value March 14, 2003.

     Role of Agent: Each party agrees and acknowledges that (i) J.P. Morgan Securities Inc., an affiliate of JPMorgan ("JPMSI"), has acted solely as agent and not as principal with respect to this Transaction and (ii) JPMSI has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party's obligations under this Transaction.

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Deal Ref: 270WC02119029   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                            F.L.

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                                                                 [LOGO] JPMorgan

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this amended Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities Inc., 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax on 212 622 8519.

For questions regarding this Confirmation, please call 212 622 5717.

Very truly yours,

J.P. Morgan Securities Inc., as agent for
JPMorgan Chase Bank


By: /s/ Cristina Chang Tang
    -----------------------
Name: Cristina Chang Tang
Title: Vice President


Accepted and confirmed as of
the date first above written

CENTRO DISTRIBUIDOR DE CEMENTO SA DE CV


By: /s/ Roger M. Gonzalez
    ---------------------
Name: Roger M. Gonzalez
Title: Financial Operations Administrator

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Deal Ref: 270WC02119029   A subsidiary of J.P. Morgan Chase & Co.
             Incorporated with Limited Liability as a New York State
                           chartered commercial bank.
      Registered in England branch number BR000746. Authorised by the FSA.
          Registered branch address 125 London Wall, London, EC2Y 5AJ.
                   Head office 270 Park Avenue, New York, USA.

                                                                            F.L.